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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Talmer Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TALMER BANCORP, INC.
2301 West Big Beaver Road, Suite 525
Troy, Michigan 48084

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 8, 2015

Dear Shareholder,

        I cordially invite you to attend the annual meeting of shareholders of Talmer Bancorp, Inc., the holding company of Talmer Bank and Trust and Talmer West Bank, to be held on Monday, June 8, 2015, at 5:00 p.m., Eastern Time, at Somerset Inn, 2601 West Big Beaver Road, Troy, Michigan 48084 for the following purposes:

  1)
  to elect 14 directors to our board of directors each to serve until the annual meeting of shareholders to be held in 2016 or until that person's successor is duly elected and qualified;

  2)
  to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2015; and

  3)
  to transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

        The board of directors set the close of business on April 15, 2015 as the record date to determine the shareholders who are entitled to vote at the annual meeting. The enclosed proxy statement provides you with detailed information regarding the business to be considered at the meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to attend the meeting. You may revoke your proxy at any time before the proxy is voted by following the procedures described in the enclosed proxy statement.

        Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting. Again this year, we are taking advantage of the rules of the SEC that allow us to furnish our proxy materials over the Internet. We are mailing to our shareholders a Notice of Internet Availability of Proxy Materials over the Internet, rather than mailing a full paper set of the materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper or email copy of the proxy materials. This process will reduce our costs to print and distribute our proxy materials.

        Voting by the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. If you request to receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope furnished for that purpose. By using the Internet, you help us reduce postage and proxy tabulation costs.

        Your vote is important, and I appreciate the time and consideration that I am sure you will give it.

On behalf of the board of directors,
David T. Provost President and Chief Executive Officer

April 27, 2015

PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
OF TALMER BANCORP, INC.
TO BE HELD ON JUNE 8, 2015

VOTING PROCEDURES

Who is asking for my vote?

        The board of directors of Talmer Bancorp, Inc. (the "Company") is soliciting the enclosed proxy for use at the annual meeting of shareholders to be held on Monday, June 8, 2015, at 5:00 p.m., Eastern Time, at Somerset Inn, 2601 West Big Beaver Road, Troy, Michigan 48084. If the meeting is adjourned, we may also use the proxy at any later meetings for the purposes stated in the notice of annual meeting. Unless the context indicates otherwise, all references to "we," "us" and "our" in this proxy statement refer to Talmer Bancorp, Inc. and our wholly-owned subsidiary banks, Talmer Bank and Trust ("Talmer Bank") and Talmer West Bank.

What items will be voted on at the annual meeting?

        Two matters are scheduled for a vote:

  •
  the election of 14 directors each to serve until the annual meeting of shareholders to be held in 2016 or until that person's successor is duly elected and qualified; and

  •
  the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2015.

        As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting.

How do your directors recommend that shareholders vote?

        The directors recommend that you vote:

  •
  FOR the election of the 14 director nominees each to serve until the annual meeting of shareholders to be held in 2016 or until that person's successor is duly elected and qualified; and

  •
  FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2015.

Who is eligible to vote?

        Shareholders of record at the close of business on April 15, 2015 are entitled to be present and to vote at the annual meeting or any adjourned meeting. We anticipate that the Notice of Internet Availability of Proxy Materials will first be sent to shareholders on or about April 27, 2015. The proxy statement and the form of proxy relating to the annual meeting are first being made available to shareholders on or about April 27, 2015.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

        Again this year, pursuant to the SEC "Notice and Access" rules, we are furnishing our proxy materials to our shareholders over the Internet instead of mailing each of our shareholders paper copies of those materials. As a result, we will send our shareholders by mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares of Class A common stock. The Notice also tells you how to access your proxy card to vote on the Internet. If you received a Notice by mail and would like to receive a printed or email copy of the proxy materials, please follow the instructions included in the Notice. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice.

        If you own shares of Class A common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice. To vote all of your shares of Class A common stock, please follow each of the separate proxy voting instructions that you received for your shares of Class A common stock held in each of your different accounts.

What are the rules for voting?

        As of the record date, we had 70,942,937 shares of Class A common stock outstanding and entitled to vote at the annual meeting. Each share of our Class A common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of Class A common stock vote as a single class.

        If you hold shares in your own name, you may vote by selecting any of the following options:

  •
  By Internet:  Go to www.voteproxy.com and follow the on-screen instructions.

  •
  By Mail:  If you request printed copies of the proxy materials to be sent to you by mail, complete the proxy card, date and sign it, and return it in the postage-paid envelope provided.

  •
  Vote in Person:  You may choose to vote in person at the meeting. We will distribute written ballots to any shareholder of record who wishes to vote at the meeting.

        If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in "street name," and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy or broker's proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting.

        Shares represented by signed proxies will be voted as instructed. If you sign the proxy but do not mark your vote, your shares will be voted as the directors have recommended. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company, LLC.

        As of the date of this proxy statement, we are not aware of any other matters to be presented or considered at the meeting, but your shares will be voted at the discretion of the proxies appointed by the board of directors on any of the following matters:

  •
  any matter about which we did not receive written notice a reasonable time before we mailed these proxy materials to our shareholders; and

  •
  matters incident to the conduct of the meeting.

        Holders of a majority of our outstanding shares of Class A common stock as of the record date must be present at the meeting, either in person or by proxy, to hold the meeting and conduct business. This is called a quorum. In determining whether we have a quorum at the annual meeting for purposes of all matters to be voted on, all votes "for" or "against" and all votes to "abstain" will be counted.

        If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers'

unvoted shares on certain "routine" matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal 2—the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2015 but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.

        When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as "broker non-votes." Shares represented by broker non-votes will be counted in determining whether there is a quorum.

        Each share of our Class A common stock entitles the holder to one vote on all matters voted on at the meeting. Provided a quorum is present, our directors will be elected by plurality. This means that the 14 nominees who receive the largest number of "for" votes cast will be elected as directors. Shareholders do not have cumulative voting rights.

        Provided a quorum is present, the affirmative vote by a majority of the votes cast in person or by proxy will be required for all other matters to be approved at the annual meeting other than the election of directors. Abstentions will not constitute a vote "for" or "against" any matter being voted on at the annual meeting and will not be counted as "votes cast" on any matter. As a result, abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

How can I revoke my proxy?

        If you are a shareholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing, dating and returning another proxy with a later date;

  •
  submitting a proxy via the Internet with a later date; or

  •
  voting in person at the meeting.

If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.

How will we solicit proxies, and who will pay for the cost of the solicitation?

        We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies otherwise than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

How can a shareholder propose business to be brought before next year's annual meeting?

        We must receive any shareholder proposals intended to be presented at our 2016 annual meeting of shareholders on or before December 28, 2015, for a proposal to be eligible to be included in the proxy statement and form of proxy to be distributed by the board of directors for that meeting.

        Any shareholder proposal intended to be presented from the floor at our 2016 annual meeting of shareholders must comply with the advance notice provisions and other requirements of our bylaws and be delivered not less than 60 days and not more than 90 days prior to the first anniversary of the date of this year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced by more than 30 days prior to the anniversary of this year's annual meeting or delayed by more than 30 days after such anniversary date, such notice of a shareholder proposal must be received by the Company no later than 60 days prior to the date of the 2016 annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of annual meeting is first made by the Company. The shareholder notice must be delivered to Talmer Bancorp, Inc., 2301 West Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention: Corporate Secretary. The shareholder notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting:

  (1)
  a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the articles of incorporation or bylaws of the Company, the language of the proposed amendment;

  (2)
  the name and address of the shareholder proposing such business;

  (3)
  a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and of the number of shares beneficially owned by such shareholder (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended), and that the shareholder intends to appear in person or by proxy at the meeting to propose such business;

  (4)
  any material interest of the shareholder in such business; and

  (5)
  a representation as to whether or not the shareholder will solicit proxies in support of his proposal.

        For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting shareholder proposals, shareholders should refer to the Company's Third Amended and Restated Bylaws.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees for Election as Directors

        Our bylaws provide for a board of directors consisting of not fewer than three nor more than 20 individuals with the exact number to be fixed by the board of directors. The board of directors has fixed the number of directors constituting the entire board at 14.

        If elected, all nominees shall serve for a term commencing on the date of the annual meeting and continuing until the 2016 annual meeting of shareholders or until each person's successor is duly elected and qualified. Each nominee has agreed to serve if elected. If any named nominee is unable to serve, proxies will be voted for the remaining named nominees.

        Under the Stock Subscription Agreement entered into between the Company and WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. (the "WL Ross Funds") dated March 29, 2010, as amended, the WL Ross Funds have the right to designate one representative to the Company's and Talmer Bank's boards of directors. The WL Ross Funds' nominating right will terminate when the WL Ross Funds and their affiliates collectively own less than 2,120,255 shares of our Class A common stock, or 25% of the original number of shares of Class A common stock purchased by the WL Ross Funds in our April 30, 2010 private placement. In addition, the WL Ross Funds have the right to appoint one non-voting observer to attend all meetings of the Company's and Talmer Bank's boards of directors until such time as the WL Ross Funds have sold 4,240,511 shares of our Class A common stock, or 50% of the original number of shares purchased by the WL Ross Funds in our April 30, 2010 private placement. The WL Ross Funds' nominee to our board of directors is Denny Kim.

        Information about each of the director nominees is provided below. Each director is currently a director of the Company and Talmer Bank and five directors also serve as directors of Talmer West Bank.

Biographical Information for Each Nominee for Director

        Max Berlin, age 44, has been a director of the Company and Talmer Bank since April 2010. Mr. Berlin is currently a managing director at M & E Financial, LLC. Before that, Mr. Berlin was the President and Chief Executive Officer of MeasureComp LLC, a leading floor covering computerized measuring system, from 1998 until the business was sold to the Home Depot, Inc., in May 2012. Mr. Berlin serves on the board of directors of Orthodox Union, New York. He is a former director of The PrivateBank—Michigan, now a part of The PrivateBank, a subsidiary of PrivateBancorp, Inc. and Providence Hospital, Southfield. Mr. Berlin's experience as the president and chief executive officer of a successful business offers the board management experience, leadership capabilities, financial knowledge and business acumen.

        Gary Collins, age 56, has been a director of the Company and Talmer Bank since April 2010 and a Vice Chairman of the Company since March 2011. Upon our acquisition of Talmer West Bank, Mr. Collins was appointed to serve as Chief Executive Officer and President and as a director of Talmer West Bank. Mr. Collins also served as a Vice Chairman of Talmer Bank from March 2011 until September 2014. Mr. Collins has over 30 years of banking experience in the Chicago and Midwest markets where he most recently served as Chairman and Co-Chief Executive Officer of Lake Shore Wisconsin Corporation from 2010 until 2011, before joining the Company. Before joining Lakeshore Wisconsin Corporation, Mr. Collins was a founding Managing Director and also served as Vice Chairman of the Private Bank—Chicago from 1991 until 2009. During his 18 year tenure, The Private Bank and Trust Company—Chicago grew to $4.5 billion in assets. Mr. Collins brings to our board valuable and extensive banking experience gained from managing and overseeing a broad range of operations, including mortgage and retail banking during his tenure at Lake Shore Wisconsin

Corporation and The PrivateBank and Trust Company. His experience in leadership roles and activities at both organizations qualifies him to serve on our board.

        Jennifer Granholm, age 56, has been a director of the Company and Talmer Bank since August 2013. Ms. Granholm has more than 25 years of experience in leadership positions and public service, including serving as the Attorney General of the State of Michigan from 1999 until 2003, and as Governor of the State of Michigan from 2003 until 2011. Ms. Granholm is currently a Senior Research Fellow at the Berkeley Energy and Climate Institute at the University of California, Berkeley, a position she has held since 2013, and teaches at the Goldman School of Public Policy and the Berkeley Law School, positions she has held since 2011. She is also the director of the American Jobs Project at the University of California, Berkeley. She is a national speaker on governing, women, energy, education and health care. She is also the Chief Executive Officer of Granholm Mulhern Associates, which provides strategic business and political counseling, a position she has held since 2011. She has been a contributor on NBC's Meet the Press and a Columnist for Politico, and from November 2011 until February 2013, she was a political talk show host on The War Room on Current TV, a nightly prime time talk show. She serves on the Board of Directors for Fincantieri/Marinette Marine shipbuilding. Ms. Granholm served on the Board of Directors for Dow Chemical Company and was Senior Advisor on Energy for the Pew Charitable Trusts in 2011. She also serves on numerous non-profit boards and commissions. Ms. Granholm's substantial executive leadership experience and public service, particularly in the State of Michigan, is a valuable asset to the board.

        Paul Hodges, III, age 60, has been a director of the Company and Talmer Bank since April 2010. Mr. Hodges is the Chief Executive Officer of Yottabyte, LLC, a cloud technology platform provider. Mr. Hodges is the former President and Chief Executive Officer of Codespear LLC, an interoperable communications company, which he sold in January 2007. Mr. Hodges has more than 25 years of high-tech experience, specializing in the areas of enterprise computing, networks and integration services. He was previously the President and Chief Executive Officer of Bloomfield Computer Systems, Hewlett Packard's largest Channel Partner in North America. Mr. Hodges has extensive experience as a successful business owner and also provides the board with expertise in matters relating to technology.

        Denny Kim, age 35, has been a director of the Company and Talmer Bank since December 2014. Mr. Kim is a Vice President at WL Ross & Co. LLC and is primarily responsible for investments in financial services companies. Before joining WL Ross & Co. in 2010, Mr. Kim worked at J.C. Flowers & Co., a private equity firm focused exclusively on the financial services sector. Mr. Kim began his career in Credit Suisse First Boston's Investment Banking Division, where he advised on mergers, acquisitions and capital raising initiatives for financial institutions. Mr. Kim holds an M.B.A. from the Tuck School of Business at Dartmouth and a B.A. from Northwestern University. Mr. Kim's experience as an investor and as an advisor to financial institutions is a valuable asset to the board.

        Ronald Klein, age 57, has been a director of the Company and Talmer Bank since April 2010. Upon our acquisitions of First Place Bank and Talmer West Bank, Mr. Klein was appointed to serve as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014, and Talmer West Bank. Mr. Klein has served as a director and Chief Executive Officer of Origen Financial, Inc. and its predecessor since February 1999. Origen Financial, Inc. is a REIT that originated and serviced manufactured home loans until 2008, after which it has managed its securitized loan portfolio. In January 2015, Mr. Klein was appointed to the board of directors of Sun Communities, Inc., a publicly traded REIT that owns and operates manufactured housing communities. Mr. Klein is also actively involved with several closely-held companies in the real estate industry and the technology industry. He is a graduate of the University of Michigan Law School. Mr. Klein's financial acumen and his professional experience in the real estate industry are valuable assets to the board.

        David Leitch, age 54, has been a director of the Company and Talmer Bank since January 2011. Mr. Leitch has served as General Counsel and Group Vice President of Ford Motor Company since

April 2005, where he leads the company's litigation, tax, corporate and intellectual property efforts and is also responsible for the company's General Auditor's Office. Before joining Ford, Mr. Leitch served in the White House as Deputy Counsel to President George W. Bush. From June 2001 through December 2002, Mr. Leitch served as Chief Counsel for the Federal Aviation Administration. He is also a past deputy assistant attorney general in the U.S. Department of Justice, Office of Legal Counsel. From 2006 through 2012, he was Chair of the Supreme Court Fellows Commission. Mr. Leitch's professional experience as an attorney provides the board with legal insight, and his strong analytical skills are helpful to the board's ability to manage the affairs of a highly regulated company.

        Barbara Mahone, age 69, has been a director of the Company and Talmer Bank since March 2013. Ms. Mahone has more than 30 years of experience in executive leadership positions providing human resources skills with an emphasis on domestic and global human resource strategies. Ms. Mahone retired from General Motors in 2008 as Executive Director, Human Resources, after 38 years of service. Ms. Mahone currently serves on the Board of Directors for William Beaumont Health System where she is the Chair of the Organization and Compensation Committee. She also serves on the Walsh College Board of Trustees, the Shiloh Community Restoration Foundation Board and the Bizdom Board. Ms. Mahone also served on the Board of Directors of Charter One Bank from 2002 until 2004. She has leadership experience with the U.S. Government as an appointee of President Ronald Reagan as Chair of the Federal Labor Relations Authority from 1983 until 1984, a position that required confirmation from the U.S. Senate. Ms. Mahone's executive level experience in human resources, together with her experience serving as a director with several companies, are valuable assets to the board.

        Robert Naftaly, age 77, has been a director of the Company and Talmer Bank since April 2010. Upon our acquisitions of First Place Bank and Talmer West Bank, Mr. Naftaly was appointed to serve as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014, and Talmer West Bank. Mr. Naftaly is retired as President and Chief Executive Officer of PPOM, an independent operating subsidiary of Blue Cross Blue Shield of Michigan, and as Executive Vice President and Chief Operating Officer of BCBS of Michigan. Before that, Mr. Naftaly served as Vice President and General Auditor of the Detroit Edison Company, and was also the Director of Management and Budget for the State of Michigan. He was a managing partner and founder of Geller & Naftaly, Herbach and Shapiro, a certified public accounting firm. Mr. Naftaly also serves on the board of directors of Meadowbrook Insurance Group, Inc. and previously served on the board of Sun Communities, Inc.. He is a former member of the State of Michigan Tax Commission, and he chairs the UAW Retiree Medical Trust VEBA and is also a member of its audit committee. He is a former director of The PrivateBank—Michigan, now a part of The PrivateBank, a subsidiary of PrivateBancorp, Inc. Mr. Naftaly's expertise in financial and accounting matters for complex organizations provides a valuable resource to the board.

        Albert Papa, age 63, has been a director of the Company and Talmer Bank since April 2010. Mr. Papa is the Executive Chairman of Cambridge Consulting Group, one of Michigan's largest privately-held insurance, benefits, and financial services firms with offices in Michigan and New York, a position he has held since September 2014. Before that, Mr. Papa served as the Chairman and Chief Executive Officer of Cambridge Consulting Group from 1985 until September 2014. Mr. Papa focuses much of his time in working with affluent families in developing estate tax reduction and estate tax payment strategies. He also serves as a consultant for a Fortune Global 50 insurance company as well as providing consulting services to financial services and insurance agencies throughout the United States. Mr. Papa is a long-time and active member of the Advanced Association of Life Underwriters and the Oakland County Estate Planning Council. He also sits on the Board of Directors of EARC, a reinsurance company. He is a former director of The PrivateBank—Michigan, now a part of The PrivateBank, a subsidiary of PrivateBancorp, Inc. Mr. Papa's expertise in financial and accounting matters as well as his extensive business experience provides the board insight and a unique knowledge of our target customers.

        David Provost, age 61, was appointed Chief Executive Officer of Talmer Bank in early 2008. He has also served as Chief Executive Officer, President and as a director of the Company and Chairman of Talmer Bank since December 2009, and he served as President of Talmer Bank from December 2009 until September 2014. Upon our acquisitions of First Place Bank, Mr. Provost was appointed to serve as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014. Before joining us, Mr. Provost served as Chairman and Chief Executive Officer of The PrivateBank—Michigan, which at that time was a subsidiary of Chicago based PrivateBancorp, Inc. Mr. Provost also served as President and Chief Executive Officer of Bloomfield Hills Bancorp, and Chairman and Chief Executive Officer of The Private Bank. Before his leadership role at The PrivateBank, Mr. Provost served 13 years in various capacities at Manufacturers National Bank of Detroit and Manufacturers National Bank of Novi, now known as Comerica Bank. Mr. Provost serves as a member of the Board of Directors and Chairman of the Audit Committee for Plastipak Holdings, Inc. and its subsidiaries. From 2010 until 2011, he served on the Board of Directors of Empire American Realty Trust, Inc., now Independence Realty Trust, Inc. Mr. Provost has extensive banking experience and has been an integral part of our daily operations since 2008. His breadth of experience, institutional knowledge of the company, and leadership skills are critical assets to the board.

        Thomas Schellenberg, age 68, has been a director of the Company and Talmer Bank since April 2010. Upon our acquisitions of First Place Bank and Talmer West Bank, Mr. Schellenberg was appointed to serve as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014, and Talmer West Bank. Mr. Schellenberg has been a licensed certified public accountant for over 39 years and a licensed attorney for 41 years. He was employed by Touche Ross & Co. (now Deloitte) for almost nine years and served as bank tax expert and tax manager for the Detroit office prior to forming his own CPA firm in 1981. From 1989 until October 2014, he was the President of the tax and business consulting firm of Schellenberg & Associates, P.C., which sold its name, operating assets and client base to Metzler Locricchio Serra & Co. P.C., a certified public accounting firm, in 2012. In October 2014, Mr. Schellenberg resigned from Metzler Locricchio Serra & Co. P.C. and formed a new CPA firm, Puckett, Clement and Schellenberg, P.C., where he now practices. Mr. Schellenberg is also President of Schell-Young Investments, Inc. Mr. Schellenberg serves on the board of directors of Plastipak Holdings, Inc. and its subsidiaries. He is a former director of The PrivateBank—Michigan, now a part of The PrivateBank, a subsidiary of PrivateBancorp, Inc. Mr. Schellenberg's experience as a licensed certified public accountant offers the board financial acumen and analytical skills to help us manage our growth and risk in our existing business.

        Gary Torgow, age 58, has been Chairman of the Company and the Board of Directors of the Company since December 2009. Mr. Torgow has also served Talmer Bank in an executive capacity since January 2010. Upon our acquisitions of First Place Bank and Talmer West Bank, Mr. Torgow was appointed to serve as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014, and Talmer West Bank. Before joining our company, he served as the founder and Chairman of the Sterling Group, a Michigan-based real estate, development, investment and management company that has acquired, developed and operated a number of landmark properties and businesses in Southeast Michigan. Mr. Torgow was also a former Board member of the Bank of Bloomfield Hills and the Michigan Board of The PrivateBank. Mr. Torgow serves on the board and audit committees of Jackson National Life Insurance of New York, on the board and finance committee of Blue Cross Blue Shield of Michigan, and on the boards of Henry Ford Health Systems Foundation, Wayne State University Foundation and the Community Foundation of Southeastern Michigan. From 2010 until 2011, he served on the Board of Directors of Empire American Realty Trust, Inc., now Independence Realty Trust, Inc. He is also a member of the Michigan Bar Association and earned his Juris Doctor Degree at Wayne State University. Mr. Torgow's extensive experience in banking, business and real estate related endeavors is a valuable asset to the board and provides a unique knowledge of the markets in which we operate.

        Arthur Weiss, age 66, has been a director of the Company and Talmer Bank since May 2007. Mr. Weiss is a shareholder and Chairman of the Board of Directors of the law firm of Jaffe Raitt Heuer & Weiss, Professional Corporation, where he has practiced law since 1976. He represents business owners, professionals, corporate executives and corporations with stock and asset sales, debt restructurings, financings, mergers and acquisitions and all aspects of taxation. Mr. Weiss has served on the board of directors of Sun Communities, Inc., a publicly traded REIT that owns and operates manufactured housing communities, since 1996. He also serves on the board of USMM, LLC, a majority owned subsidiary of Centene Corporation, a publicly traded company. Mr. Weiss also serves as a board member on a number of non-profit private foundations and public charities, and he is an executive officer of the Detroit Symphony Orchestra, Inc. Mr. Weiss's over 36 years of legal experience provides our board not only with legal insight but also a unique perspective of the markets in which we operate.

The board of directors recommends a vote FOR each of the above nominees.

Biographical Information for Executive Officers

        Our executive officers are:

Name	Position
David Provost	Chief Executive Officer, President and Director of the Company and Chief Executive Officer and Chairman of Talmer Bank
Gary Torgow	Chairman of the Company and the Board of Directors
Dennis Klaeser	Chief Financial Officer and Executive Managing Director of the Company and Talmer Bank
Gary Collins	Vice Chairman and Director of the Company and Talmer Bank and Chief Executive Officer and President of Talmer West Bank
Thomas Shafer	Chief Operating Officer of the Company and President of Talmer Bank
Bradley Adams	Executive Managing Director—Corporate Development of the Company and Talmer Bank
Gregory Bixby	Executive Managing Director and Chief Information Officer of the Company and Talmer Bank
James Dunn	Executive Managing Director and Chief Legal Counsel of Talmer Bank and Secretary of the Company
Karl Grunawalt	Executive Managing Director and Chief Credit Officer of Talmer Bank and Talmer West Bank
Kathleen Wendt	Executive Managing Director and Chief Accounting Officer of the Company and Talmer Bank

        Because each of Mr. Provost, Mr. Torgow and Mr. Collins also serves on our board of directors, we have provided biographical information for them above. Biographical information for each of Mr. Klaeser, Mr. Shafer, Mr. Adams, Mr. Bixby, Mr. Dunn, Mr. Grunawalt and Ms. Wendt is provided below:

        Dennis Klaeser, age 57, has served as our Chief Financial Officer and an Executive Managing Director since May 2010. Upon our acquisition of First Place Bank, Mr. Klaeser was appointed to serve as Chief Financial Officer and as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014. Before joining us, Mr. Klaeser was a senior Midwest bank analyst with Raymond James from April 2009 to May 2010. From 2003 until 2009, he was Chief Financial Officer of PrivateBancorp, Inc., where he was responsible for financial and accounting functions as well as strategic planning, capital markets, SEC, regulatory and board reporting, Sarbanes-Oxley, and investor relations. From 2000 through 2002, Mr. Klaeser was Managing Director and Head of the

Financial Institutions Group for Anderson Corporate Finance, a division of Arthur Andersen, where he was responsible for advising financial institutions on complex merger and acquisition transactions, restructuring, and divestures. Mr. Klaeser also spent seven years as an investment banker and was head of the Financial Institutions Group at EVEREN Securities, which was acquired by First Union Securities. During his career, Mr. Klaeser has managed more than 40 merger and acquisition and capital transactions for financial institutions.

        Thomas Shafer, age 56, joined Talmer Bank in May 2010 and has served as Chief Operating Officer of the Company and President of Talmer Bank since September 2014. Before his appointment as Chief Operating Officer of the Company, he served as a Vice Chairman of the Company since 2011. Upon our acquisition of First Place Bank, Mr. Shafer was appointed to serve as Chief Executive Officer and President and as a director of First Place Bank, until it was merged with and into Talmer Bank on February 10, 2014. Before joining Talmer Bank, Mr. Shafer held various executive level positions with Citizens Republic Bancorp over a 16 year period, most recently as Executive Vice President, Specialty Banking, which included all large credit exposure clients, healthcare banking, treasury services and trade finances. Previous roles with Citizens Republic Bancorp included Executive Vice President, Regional Banking, where he managed all of the bank's regions in their four-state footprint in 2009, and the East Michigan region in 2008, Executive Vice President of Commercial Banking, Chief Credit Officer and Regional President, Southeast Michigan, where he led the bank's initiative to enter Michigan's largest market. During his tenure with Citizens Republic Bancorp, he was materially involved in the due diligence, purchase and integration of ten Midwest financial institutions. Before joining Citizens Republic Bancorp, he held numerous positions with Michigan National Bank primarily in Southeast Michigan.

        Bradley Adams, age 41, joined Talmer Bank in December 2010 and has served as an Executive Managing Director of the Company since 2011. Mr. Adams has 17 years of banking and management experience including merger and acquisition analysis, financial reporting and credit underwriting. He is responsible for our corporate development activities including merger and valuation analysis and management of internal financial reporting. Mr. Adams served as a consultant on acquisition related matters for Talmer Bank in the year prior to joining Talmer Bank. From 2008 to 2010, Mr. Adams served as Manager of Mergers and Acquisitions for Atlantic Bank & Trust, a community bank pursuing private capital for an acquisition driven growth strategy. From 2006 to 2008, Mr. Adams served as a Managing Director for W2 Freedom, LLC, a private investment fund manager focused on investing in community banks, where he was responsible for conducting financial analysis of potential investment opportunities. Mr. Adams is the former Director of Investor Relations for Fifth Third Bancorp, a $100 billion plus Midwest-based financial institution.

        Gregory Bixby, age 49, joined Talmer Bank in May 2011 as Chief Information Officer and as an Executive Managing Director. He was also appointed as Chief Operating Officer of First Place Bank in May 2013, until it was merged with and into Talmer Bank on February 10, 2014. Mr. Bixby has over 25 years of experience in technology and operations. He previously served as Chief Information Officer for Capitol Bancorp Ltd. from 2007 through 2011, where he provided strategic oversight of the operations and technology group and was responsible for redesigning and improving the company's technology operations to provide applications appropriate for the size, scale and complexity of the organization. Before that, Mr. Bixby served as Senior Vice President and Chief Information Officer for Republic Bancorp Inc. from 1997 through 2007, and Vice President of Information Technology for Republic Bancorp Mortgage Inc. from 1993 through 1996. In addition to banking, Mr. Bixby has held information technology related positions in a variety of other industries including legal, steel manufacturing and training.

        James Dunn, age 55, joined Talmer Bank in May 2008 and currently serves as Chief Legal Counsel and as an Executive Managing Director. He also serves as Secretary of the Company. Mr. Dunn previously served as our Chief Credit Officer. From 2005 to 2008, Mr. Dunn served as a Managing

Director of The PrivateBank—Michigan, a subsidiary of PrivateBancorp, Inc., and was responsible for commercial and consumer loan documentation, lending compliance, collection and litigation, and general legal counsel consultation. Before his employment at The PrivateBank—Michigan, he was a shareholder and partner at the law firm of Strobl & Sharp, P.C. and began his legal career at the law firm of Plunkett & Cooney, P.C., where his practice concentrated on general civil litigation, real estate and bank regulatory matters. Mr. Dunn began his banking career at the Bank of the Commonwealth in 1981, joined First Federal Saving Bank and Trust as its Commercial Credit Manager in 1984 and joined Michigan National Bank as an Assistant Vice President and Commercial Loan Officer in 1986.

        Karl Grunawalt, age 59, joined Talmer Bank in February 2014, serving as Ohio Regional Credit Officer, then became Chief Credit Officer and an Executive Managing Director in September 2014. He also became Chief Credit Officer of Talmer West Bank in April 2015. He has over 20 years of credit risk management experience including middle market, business banking, private banking, specialty credit and payments. Before joining Talmer Bank, Mr. Grunawalt held various executive level positions with Keycorp from 1980 until 2013, including Executive Vice President, Payments and Specialty Credit from 2011 until 2013, Executive Vice President, Community Bank Credit Risk Management from 2004 until 2011, Executive Vice President, National Credit Executive from 2000 until 2004 and Executive Vice President, Special Assets Director from 1993 until 2000.

        Kathleen Wendt, age 42, joined Talmer Bank in June 2011 and serves as Chief Accounting Officer and as an Executive Managing Director of the Company and Talmer Bank. Ms. Wendt is a certified public accountant with experience in financial reporting, accounting policy and the management of controls over financial reporting. She has over ten years of banking experience and over 15 years of experience in accounting and auditing. Before joining Talmer Bank, Ms. Wendt served in a number of positions with Comerica Incorporated, a financial institution with $60 billion plus in total assets, from May 2003 until June 2011, including Senior Vice President, Director of External Reporting and Senior Vice President, Director of Accounting Policy and Financial Procedures and Controls. Before that, Ms. Wendt served as an Assurance Manager at PricewaterhouseCoopers located in Chicago, Illinois and Zurich, Switzerland.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of our Class A common stock as of April 15, 2015, the record date:

  •
  each person known to us to be the beneficial owner of more than 5% of our Class A common stock;

  •
  each named executive officer;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Talmer Bancorp, Inc., 2301 West Big Beaver Rd., Suite 525, Troy, Michigan 48084. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 70,942,937 shares of Class A common stock outstanding as of April 15, 2015.

        In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2015. We, however, did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Class A Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors
David Provost(1)	2,634,796	3.6%
Gary Torgow(2)	2,361,390	3.3%
Dennis Klaeser(3)	538,550	*
Gary Collins(4)	569,692	*
Max Berlin(5)	271,244	*
Jennifer Granholm	41,500	*
Paul Hodges, III(6)	131,724	*
Denny Kim	—	*
Ronald Klein(7)	141,186	*
David Leitch(8)	61,900	*
Barbara Mahone(9)	33,900	*
Robert Naftaly(10)	101,297	*
Albert Papa(11)	164,496	*
Thomas Schellenberg(12)	586,133	*
Arthur Weiss(13)	171,297	*
All executive officers and directors as a group (21 persons)	9,165,778	11.9%
Greater than 5% Shareholders
Investment funds affiliated with Manulife Financial Corporation(14)	4,417,335	6.2%
Wellington Management Group LLP(15)	4,749,269	6.7%
Investment funds affiliated with WL Ross & Co. LLC(16)	9,664,579	13.6%

*
Represents less than 1% of total outstanding shares, including exercisable options and warrants.

(1)
Includes 118,379 shares owned by Mr. Provost's spouse, 600 shares owned by his children and currently exercisable options to purchase 1,907,924 shares of Class A common stock.

(2)
Includes 105,500 shares owned by Mr. Torgow's spouse, 2,050 shares owned by his son and currently exercisable options to purchase 1,645,000 shares of Class A common stock.

(3)
Includes currently exercisable options to purchase 450,000 shares of Class A common stock.

(4)
Includes 7,912 shares held in trust for the benefit of his spouse, and 11,000 shares held in trust for the benefit of his children. Mr. Collins is not the trustee for the trusts in which his spouse and children are beneficiaries. Includes currently exercisable options to purchase 475,000 shares of Class A common stock.

(5)
Includes currently exercisable options to purchase 50,000 shares of Class A common stock.

(6)
Includes currently exercisable options to purchase 50,000 shares of Class A common stock.

(7)
Includes currently exercisable options to purchase 50,000 shares of Class A common stock.

(8)
Includes currently exercisable options to purchase 50,000 shares of Class A common stock.

(9)
Includes currently exercisable options to purchase 25,000 shares of Class A common stock.

(10)
Includes 49,397 shares owned jointly with Mr. Naftaly's spouse and currently exercisable options to purchase 50,000 shares of Class A common stock.

(11)
Includes 123,458 shares owned by Papa Family Investments LLC and currently exercisable options to purchase 50,000 shares of Class A common stock.

(12)
Includes 4,100 shares owned jointly with Mr. Schellenberg's spouse and currently exercisable options to purchase 50,000 shares of Class A common stock.

(13)
Includes currently exercisable options to purchase 95,000 shares of Class A common stock.

(14)
This information is based solely on the Schedule 13G jointly filed on February 12, 2015 by Manulife Financial Corporation, Manulife Asset Management (North America) Limited and Manulife Asset Management (US) LLC. The Schedule 13G reports Manulife Asset Management (North America) Limited as having sole voting and dispositive power over 6,622 shares of Class A common stock and Manulife Asset Management (US) LLC as having sole voting and dispositive power over 4,410,713 shares of Class A common stock. Manulife Financial Corporation, through its parent-subsidiary relationship to Manulife Asset Management (North America) Limited and Manulife Asset Management (US) LLC, may be deemed to have beneficial ownership of all 4,417,335 of the shares. The address of Manulife Financial Corporation and Manulife Asset Management (North America) Limited is 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5. The address of Manulife Asset Management (US) LLC is 197 Clarendon Street, Boston, MA 02116.

(15)
This information is based solely on the Schedule 13G filed on February 12, 2015 by Wellington Management Group LLP reporting shared voting power over 4,687,069 shares of Class A common stock and shared dispositive power over 4,749,269 shares of Class A common stock. The shares of Class A common stock are owned of record by clients of one or more investment advisors directly or indirectly owned by Wellington Management Group LLP, which was an investment advisor to these clients. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(16)
This information is based, in part, on the Schedule 13G jointly filed on February 13, 2015 by WL Ross & Co. LLC, WLR Recovery Fund IV, L.P. ("Fund IV"), WLR IV Parallel ESC, L.P. (the "Parallel Fund"), WLR Recovery Associates IV LLC, INVESCO WLR IV Associates LLC,

  Invesco Private Capital, Inc. and Wilbur L. Ross, Jr. We have also reflected the repurchase by the Company of an aggregate of 2,529,416 currently exercisable warrants to purchase shares of the Company's Class A common stock held by Fund IV and the Parallel Fund which occurred subsequent to the filing of the Schedule 13G, as discussed below under "Certain Relationships and Related Party Transactions." The Schedule 13G reports shared voting and dispositive power over the 9,625,921 shares of Class A common stock beneficially owned by Fund IV and the 38,658 shares of Class A common stock held by Parallel Fund. Wilbur L. Ross, Jr. is the president and chief executive officer of WL Ross & Co. LLC, the managing member of El Vedado, LLC and the chairman and president of Invesco Private Capital, Inc. El Vedado, LLC is the general partner of WL Ross Group, L.P., which in turn is the managing member of WLR Recovery Associates IV LLC. WLR Recovery Associates IV LLC is the general partner of Fund IV. WL Ross & Co. LLC serves as the investment manager to Fund IV. Accordingly, WL Ross & Co. LLC, Wilbur L. Ross, Jr., El Vedado, LLC, WL Ross Group, L.P. and WLR Recovery Associates IV LLC may be deemed to share voting and dispositive power with Fund IV over the shares of Class A Common Stock owned by Fund IV. Invesco Private Capital, Inc. is the managing member of INVESCO WLR IV Associates LLC, which in turn is the general partner of the Parallel Fund. INVESCO WLR IV Associates LLC and WLR Recovery Associates IV LLC have entered into a parallel investment agreement pursuant to which WLR Recovery Associates IV LLC has been appointed as representative and attorney of the Parallel Fund to, among other things, exercise all rights, powers and privileges with respect to our Class A common stock owned by the Parallel Fund and to take whatever action, including voting such Class A common stock, as WLR Recovery Associates IV LLC in its discretion deems fit. Accordingly, Wilbur L. Ross, Jr., El Vedado, LLC, WL Ross Group, L.P., WLR Recovery Associates IV LLC, Invesco Private Capital, Inc. and INVESCO WLR IV Associates LLC may be deemed to share voting and dispositive power with the Parallel Fund over the shares of Class A Common Stock owned by the Parallel Fund. Each of WL Ross & Co. LLC, WLR Recovery Associates IV LLC, INVESCO WLR IV Associates LLC, Invesco Private Capital, Inc., WL Ross Group, L.P., El Vedado, LLC and Wilbur L. Ross, Jr. disclaims beneficial ownership to such shares. The address of each of the entities and persons identified in this note other than Wilbur L. Ross, Jr. and El Vedado LLC is c/o WL Ross Group, L.P., 1166 Avenue of the Americas, New York, NY 10036. The business address of Mr. Ross and El Vedado, LLC is 319 Clematis Street, Room 1000 (10th Floor), West Palm Beach, Florida 33401.

CORPORATE GOVERNANCE

Introduction

        The directors meet to review our operations and discuss our business plans and strategies for the future. The full board of directors met 12 times in 2014. During 2014, each director attended at least 75% of the aggregate of the total number of board meetings and the total number of meetings held by the committees of the board on which he or she served, other than Max Berlin and Donald Coleman. We expect each director to attend our annual meeting of shareholders, although we recognize that conflicts may occasionally arise that will prevent a director from attending an annual meeting. Twelve of our 15 then serving directors attended the 2014 annual meeting.

Director Independence

        Our board of directors has determined that each of Max Berlin, Jennifer Granholm, Paul Hodges, III, Ronald Klein, Denny Kim, David Leitch, Barbara Mahone, Robert Naftaly, Albert Papa, Thomas Schellenberg and Arthur Weiss is an "independent" director, based on the independence criteria in the corporate governance listing standards of The NASDAQ Capital Market. Our shares of Class A common stock were listed and began trading on The NASDAQ Capital Market on February 11, 2014.

        Donald Coleman resigned from our board of directors effective March 25, 2015. In addition, Wilbur Ross, Jr. resigned from our board of directors effective November 21, 2014. In 2014, our board of directors determined that Mr. Coleman and Mr. Ross were each independent directors, based on the independence criteria in the corporate governance listing standards of The NASDAQ Capital Market.

        In determining that Mr. Kim is independent, the board considered that the WL Ross Funds currently own, in the aggregate, approximately 13.6% of our Class A common stock. Mr. Kim serves as the representative of the WL Ross Funds on the board pursuant to the WL Ross Funds' contractual director nomination right.

        Mr. Provost, Mr. Torgow, and Mr. Collins are considered inside directors and, therefore, are not independent directors because of their employment as our executive officers.

        There are no family relationships between any of our directors and executive officers.

Committees of the Board of Directors

        Audit Committee.    Our Audit Committee is composed of Mr. Naftaly (Chairman), Mr. Berlin, Ms. Granholm, Mr. Leitch, Ms. Mahone and Mr. Schellenberg. The board has determined that each of Mr. Naftaly and Mr. Schellenberg is an "audit committee financial expert." The board has determined that each member of the committee is "independent" under SEC Rule 10A-3 and under The NASDAQ Capital Market listing standards. The Audit Committee met ten times in 2014. The Audit Committee operates under a written charter that is available on our website, www.talmerbank.com, in the "Governance Documents" section under "Investors Relations."

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee is composed of Mr. Papa (Chairman), Ms. Granholm, Mr. Leitch, Mr. Kim and Mr. Weiss. Mr. Ross also served on our Nominating and Corporate Governance Committee in 2014 until he resigned from our board of directors effective November 21, 2014. The board has determined that each member of the Nominating and Corporate Governance Committee is "independent" under the listing standards of The NASDAQ Capital Market. The Nominating and Corporate Governance Committee met four times in 2014. The Nominating and Corporate Governance Committee charter is available on our website, www.talmerbank.com, in the "Governance Documents" section under "Investors Relations." The Nominating and Corporate Governance Committee is responsible for the oversight of the composition of the board and its committees, and identification and recommendation of individuals to become board members.

        Compensation Committee.    Our Compensation Committee is composed of Mr. Schellenberg (Chairman), Mr. Berlin, Mr. Klein, Ms. Mahone and Mr. Kim. Mr. Ross also served on our Compensation Committee in 2014 until he resigned from our board of directors effective November 21, 2014. The board has determined that each member of the Compensation Committee is "independent" under the listing standards of The NASDAQ Capital Market. The Compensation Committee met eight times in 2014. The Compensation Committee charter is available on our website, www.talmerbank.com, in the "Governance Documents" section under "Investors Relations."

        The Compensation Committee has authority to review and approve the total compensation, including salary, bonus incentive, benefits and other compensation, of the Chief Executive Officer, Chairman and all other executive officers and executive managing directors of the Company. The committee also has the authority:

  •
  to annually review and determine corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the Chairman;

  •
  to review and approve employment agreements, severance agreements, change-in-control provisions and any special or supplemental benefits, retirement and other compensation plans affecting executive officers and executive managing directors; and

  •
  to administer the Company's incentive compensation plans and equity-based compensation plans, including the designation of the employees to whom awards are granted, the amount of awards and the terms and conditions of such awards, subject to the provisions of each plan.

        In addition, the committee periodically reviews non-employee director compensation and makes recommendations to the full board related to such compensation. For purpose of performance reviews, the committee evaluates the performance of our Chief Executive Officer and our Chairman, and our Chief Executive Officer and Chairman evaluate the performance of our other named executive officers and discuss the results of such evaluations with the committee. Under the Compensation Committee charter, the committee may appoint subcommittees, but no subcommittee will have any final decision making authority on behalf of the board.

        The Compensation Committee has the authority under its charter to select, retain and obtain the advice of compensation consultants, independent legal counsel and other advisors to assist with the execution of its duties and responsibilities and is directly responsible for the appointment, compensation and oversight of the work of such consultants, independent legal counsel and other advisors. In 2014, the Compensation Committee engaged Frederic W. Cook & Co. as an independent advisor to assist the committee in determining and evaluating director and executive compensation. Frederic W. Cook & Co. reported directly to the Compensation Committee. Frederic W. Cook & Co. provided the following consulting services to the Compensation Committee in 2014:

  •
  assisted in the development of the Company's annual incentive plan for our Chief Executive Officer and Chairman;

  •
  assisted in creating a peer group of publicly-traded financial institutions;

  •
  reviewed the competitiveness of the compensation elements of the Company's top executives, including base salary, annual incentives and long-term incentives (stock options), as compared to that of the Company's peer group;

  •
  reviewed the competitiveness of the Company's director compensation elements, as compared to the Company's peer group; and

  •
  provided information to the Compensation Committee regarding industry compensation trends.

        The Compensation Committee assessed the independence of Frederic W. Cook & Co., taking into consideration all factors specified in The NASDAQ Capital Market listing standards. Based on this assessment, the Compensation Committee determined the engagement of Frederic W. Cook & Co. did not raise any conflict of interest.

Nominations of Directors

        The Nominating and Corporate Governance Committee serves to identify, screen, recruit and nominate candidates to the board of directors. The committee charter requires the committee to review potential candidates for the board, including any nominees submitted by shareholders in accordance with our bylaws. The committee evaluated each nominee recommended for election as a director in these proxy materials. In evaluating candidates proposed by shareholders, the committee will follow the same process and apply the same criteria as it does for candidates identified by the committee or the board of directors.

        For a shareholder to nominate a director candidate for election at our 2016 annual meeting, the shareholder must comply with the advance notice provisions and other requirements of our bylaws and such notice must be delivered not less than 60 days and not more than 90 days prior to the first anniversary of the date of this year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced by more than 30 days prior to the anniversary of this year's annual meeting or delayed by more than 30 days after such anniversary date, such notice must be received by the Company no later than 60 days prior to the date of the 2016 annual meeting or the tenth day following the day on which notice of the date of annual meeting was mailed or public announcement of the date of annual meeting is first made by the Company. The director nomination notice must be delivered to Talmer Bancorp, Inc., 2301 West Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention: Corporate Secretary. Each notice must state:

  (1)
  the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

  (2)
  a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and of the number of shares beneficially owned by such shareholder (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended), and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  (3)
  a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

  (4)
  such other information regarding each nominee proposed by the shareholder as would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission ("SEC") had each nominee been nominated, or intended to be nominated by the board of directors;

  (5)
  the consent of each nominee to serve as a director, if elected; and

  (6)
  a representation as to whether or not the shareholder will solicit proxies in support of his or her nominee(s).

        For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to the Company's Third Amended and Restated Bylaws.

        When considering a potential candidate for nomination, the Nominating and Corporate Governance Committee will consider the skills and background that the Company requires and that the person possesses, diversity of the board and the ability of the person to devote the necessary time to serve as a director. The Nominating and Corporate Governance Committee has established the following minimum qualifications for service on our board of directors:

  •
  the highest ethics, integrity and values;

  •
  an outstanding personal and professional reputation;

  •
  professional experience that adds to the mix of the board as a whole;

  •
  the ability to exercise sound, independent business judgment;

  •
  freedom from conflicts of interest;

  •
  demonstrated leadership skills;

  •
  the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director; and

  •
  relevant expertise and experience, and the ability to offer advice and guidance to our Chief Executive Officer based on that expertise and experience.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the committee also considers the following criteria, among others:

  •
  whether the candidate possesses the qualities described above;

  •
  whether the candidate has significant contacts in our markets and the ability to generate additional business for the Company;

  •
  whether the candidate qualifies as an independent director under our guidelines;

  •
  the extent to which the candidate contributes to the diversity of the board in terms of background, specialized experience, age, gender and race;

  •
  the candidate's management experience in complex organizations and experience with complex business problems;

  •
  the candidate's other commitments, such as employment and other board positions;

  •
  the likelihood of obtaining regulatory approval of the candidate, if required;

  •
  whether the candidate would qualify under our guidelines for membership on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee; and

  •
  whether the candidate complies with any minimum qualifications or restrictions set forth in our bylaws.

        The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Although we have no formal policy regarding diversity, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

        In addition to the qualification criteria above, the Nominating and Corporate Governance Committee also takes into account whether a potential director nominee qualifies as an "audit committee financial expert" as that term is defined by the SEC, and whether the potential director nominee would qualify as an "independent" director under the listing standards of The NASDAQ Capital Market and SEC Rule 10A-3, if applicable.

Board Leadership Structure

        The board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board because the board believes it is in the Company's best interests to make that determination based on the membership of the board. The board believes that presently it is in the best interests of the Company that the positions of Chairman and Chief Executive Officer are separate. The board believes that this separation is presently appropriate as it allows Mr. Provost, as Chief Executive Officer, to focus primarily on leading the day-to-day operations of the Company while Mr. Torgow, the Chairman, can focus on leading the board in its consideration of strategic issues and monitoring corporate governance, community relations and shareholder issues. The board has also determined that having Mr. Torgow, who also serves as our Executive Chairman, serve as Chairman of the board is in the best interest of our shareholders at this time because this structure makes the best use of Mr. Torgow's extensive experience in board and community relations, particularly in our market areas.

        In accordance with our policy on Corporate Governance Principles, the independent directors have elected, and the full board has approved, Ms. Mahone as our lead independent director. In this role, she may call and preside over executive sessions of the independent directors without management present, as she deems necessary. The other duties of the lead director will continue to evolve. We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Board's Role in Risk Oversight

        Our Audit Committee is responsible for overseeing our risk management processes relating to: (1) financial reporting risk and internal controls; (2) oversight of the internal audit process and legal compliance; (3) regulatory compliance; (4) review of insurance programs; and (5) policies and procedures as they relate to our Code of Business Conduct and Ethics, conflicts of interest and complaints regarding accounting and audit matters. The Audit Committee receives reports from management at least quarterly regarding our assessment of risks in its areas of review and the adequacy and effectiveness of internal control systems and operational risk (including compliance and legal risk). Our Director of Internal Audit reports to the Audit Committee and meets with the committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The Audit Committee reports regularly to the full board, which also considers our entire risk profile.

        In 2014, the board also formed the Risk Committee, whose members include Mr. Naftaly, Mr. Schellenberg and Mr. Weiss. The Risk Committee works directly with our Director of Enterprise Risk Management and oversees and reviews our overall enterprise risk management program and the alignment of the Company's risk profile with its strategic plan, goals and objectives. The enterprise risk management program currently reviews risk in over ten areas within the Company, including market, capital, asset quality, credit, management, earnings, liquidity, operations and reputation. The Risk Committee reviews management reports regarding specifically identified risks and makes recommendations to the board with respect to specifically identified material risks that it identifies.

        The full board receives reports from management, the Risk Committee and the Audit Committee. It reviews certain committee actions and focuses on the most significant risks facing the Company and the Company's general risk management strategy and also ensures that risks we undertake are consistent with board policy. While the board of directors oversees our risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

Code of Business Conduct and Ethics

        We expect all of our employees to conduct themselves honestly and ethically. Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all employees of the Company and our subsidiary banks, including officers and directors. The Code of Business Conduct and Ethics is intended to provide guidance to assure compliance with law and promote ethical behavior. The Code of Business Conduct and Ethics is available on our website, website, www.talmerbank.com, in the "Governance Documents" section under "Investors Relations."

Compensation Committee Interlocks and Insider Participation

        For the year ended December 31, 2014, our Compensation Committee consisted of Mr. Schellenberg, Mr. Klein, Mr. Kim, Mr. Ross, Mr. Berlin and Ms. Mahone. Mr. Ross resigned from our board of directors effective November 21, 2014. Mr. Kim was appointed to serve on our board of directors, including the Compensation Committee, as the director representative for the WL Ross Funds, on December 16, 2014. No member of our Compensation Committee in 2014 has at any time been an officer or employee of the Company. In addition, none has had any relationship with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K, with the exception of Mr. Ross and Mr. Kim as described under "Certain Relationships and Related Party Transactions" below. During 2014, none of our executive officers served as a member of the board of directors, Compensation Committee or other board committee performing equivalent functions of another entity that had one or more executive officers serving as a member of the board of directors or Compensation Committee of the Company.

Communications with the Board of Directors

        The board of directors has established a process for shareholders to send communications to the board of directors. Shareholders may communicate with the board as a group or individually by writing to: Talmer Bancorp, Inc., 2301 West Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention: Corporate Secretary. The board has instructed the Corporate Secretary to forward all such communications promptly to the board.

Report of the Audit Committee

        Our Audit Committee operates under a written charter adopted by the board of directors. The Audit Committee is responsible for providing oversight of the independent audit process and the independent auditors, reviewing our financial statements and discussing them with management and the independent auditors, reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our internal accounting and disclosure controls and procedures and providing oversight of legal and regulatory compliance and ethics programs. The Audit Committee communicates regularly with our management, including our Chief Financial Officer, our Director of Internal Audit and our independent auditors. The Audit Committee is also responsible for conducting an appropriate review of and pre-approving all related person transactions and evaluating the effectiveness of the Audit Committee charter at least annually.

        To comply with the Sarbanes-Oxley Act of 2002, the Audit Committee adopted a policy that pre-approves specified audit services to be provided by our independent auditors. The policy forbids our independent auditors from providing the services enumerated in Section 201(a) of the Sarbanes-Oxley Act.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who express an opinion on the conformity of our annual financial statements to generally accepted accounting principles in their report.

        The Audit Committee has reviewed and discussed our 2014 audited financial statements with management. The Audit Committee has discussed with Crowe Horwath LLP, our independent registered public accounting firm, those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Crowe Horwath LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath LLP's communications with the Audit Committee concerning independence. The Audit Committee has discussed with Crowe Horwath LLP their independence from the Company and our management. The Audit Committee reported its findings to our board of directors.

        Based on the reviews and discussions described above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC. A copy of our Annual Report on Form 10-K is part of the Annual Report to Shareholders included with these proxy materials.

Robert Naftaly, Chairman
Max Berlin
Jennifer Granholm
David Leitch
Barbara Mahone
Thomas Schellenberg

        The Audit Committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and it shall not be deemed filed under such acts.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Compensation of Executive Officers

        In this proxy statement, we refer to the individuals who served as our principal executive officer and our two other most highly compensated executive officers, as the "named executive officers." Our named executive officers as of December 31, 2014 were:

  David Provost, President and Chief Executive Officer;
  Gary Torgow, Chairman of the Company and the Board of Directors; and
  Dennis Klaeser, Chief Financial Officer.

Summary Compensation Table

        The following table sets forth information concerning all compensation awarded to, earned by or paid to our named executive officers for all services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2014 and 2013.

	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
David Provost	2014	573,077	—	332,120	—	600,000	—	22,270	1,527,467
Chief Executive Officer and President	2013	500,000	2,000,000	—	1,696,580	—	—	21,976	4,218,556
Gary Torgow	2014	573,077	—	332,120	—	600,000	—	18,198	1,523,395
Chairman	2013	500,000	2,000,000	—	1,696,580	—	—	14,010	4,210,590
Dennis Klaeser	2014	411,539	—	288,800	—	425,000	—	9,925	1,135,264
Chief Financial Officer	2013	361,539	875,000	—	339,316	—	—	9,350	1,585,205

(1)
For 2013, these amounts reflect bonus payments determined by the board of directors based on achievement of certain performance criteria, performance of the individual, and other such criteria determined by the board of directors and its compensation committee. Bonus amounts paid in 2014 are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table and discussed below under "Non-Equity Incentive Plan Compensation."

(2)
On June 10, 2014, Messrs. Provost and Torgow were each granted 23,000 shares of restricted stock and Mr. Klaeser was granted 20,000 shares of restricted stock. All of the grants of restricted stock listed in the above table vest on June 10, 2019. The amounts included in this column reflect the aggregate grant date fair value of the restricted stock awards determined in accordance with FASB ASC Topic 718. Assumptions made in the valuation of awards can be found in Note 17 of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(3)
On January 2, 2013, Messrs. Provost and Torgow were each granted options to purchase up to 750,000 shares of common stock for $8.25 per share and Mr. Klaeser was granted options to purchase up to 150,000 shares of common stock for $8.25 per share. All of these options were fully exercisable on the date of grant. The amounts included in this column reflect the aggregate grant date fair value of the stock option awards determined in accordance with FASB ASC Topic 718. The grant date fair value of the stock options was estimated using the Black Scholes option pricing model. Assumptions made in the valuation of awards can be found in Note 17 of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(4)
See "Non-Equity Incentive Plan Compensation—Annual Incentive Plan with respect to Mr. Provost and Mr. Torgow" below for a description of the Talmer Bancorp, Inc. Annual Incentive Plan and how the Compensation Committee determined the incentive payments awarded to Mr. Provost and Mr. Torgow under the Plan. See "Non-Equity Incentive Plan Compensation—Incentive Compensation with respect to Mr. Klaeser" below for a description of how the Compensation Committee determined the incentive payment awarded to Mr. Klaeser.

(5)
The Company maintains an Executive Deferred Compensation Plan (the "Deferred Compensation Plan") that was adopted in June 2014, which provides deferred compensation benefits to members of the Board of Directors and a select group of key management. The Deferred Compensation Plan allows participants to irrevocably elect to defer a percentage of their compensation otherwise payable to them until the date specified under the distribution option elected by the participant in their enrollment agreement, up to certain amounts. During 2014, there were no amounts credited for participating named executive officers under the Deferred Compensation Plan at interest rates that exceeded 120% of the applicable federal long-term rate.

(6)
All of the amounts shown in the All Other Compensation column are for country club dues, 401(k) contributions by the Company and cash dividends related to restricted stock grants.

Employment Agreements with Named Executive Officers

        We currently have employment agreements with each of our named executive officers. We have included below descriptions of the current employment agreements for each of these officers.

David Provost—President and Chief Executive Officer of the Company and Chief Executive Officer of Talmer Bank

        On April 30, 2010, but effective as of January 1, 2010, we entered into an employment agreement with Mr. Provost to serve as President and Chief Executive Officer of the Company and Talmer Bank and Chairman of Talmer Bank. In September 2014, Mr. Shafer was appointed to serve as President of Talmer Bank. Upon such appointment, Mr. Provost no longer serves as President of Talmer Bank but continues to serve as Chief Executive Officer and Chairman of Talmer Bank. Mr. Provost's employment agreement was for an initial five-year term, and will be automatically renewed for successive one-year terms, unless either party provides 160 days' written notice of termination prior to the expiration of the then-current term. Under the employment agreement, Mr. Provost will receive an annual base salary of $500,000. Mr. Provost's base salary may be increased at the sole discretion of the board of directors upon a recommendation by our Compensation Committee. Mr. Provost's base salary was increased to $600,000 in March 2014 and remains unchanged.

        In addition to his base salary, Mr. Provost is eligible to receive an annual incentive bonus, as determined by our board of directors and based on our performance, Mr. Provost's performance, and such other criteria as the board of directors and our Compensation Committee may, from time to time, determine. Mr. Provost will also be eligible to receive such other bonus compensation as may be determined by the board of directors and our Compensation Committee from time to time. Mr. Provost is also eligible to receive option or restricted stock grants as recommended by our Compensation Committee and approved by the board of directors.

        Mr. Provost's employment agreement provides for medical, disability, dental and life insurance for himself and his dependents as is provided to other executive employees and, he may, at his election, participate in all retirement plans, 401(k) and other benefit plans of the Company generally available to our executives. His employment agreement also entitles him to participate in any equity incentive plan, option plan or other employee benefit plan that is generally available to other senior executives.

        We may terminate Mr. Provost's employment with or without cause, and Mr. Provost may terminate his employment with or without good reason. Mr. Provost is also eligible for certain severance benefits upon a change in control. Further detail on our severance obligations to

Mr. Provost, including the definitions of "cause", "good reason" and "change in control," are set forth below under the heading "Potential Payments Upon Termination or Change in Control."

        Mr. Provost's employment agreement also contains provisions related to non-competition and non-solicitation that generally preclude Mr. Provost, for a period of 18 months following the termination of the agreement, from engaging, directly or indirectly, in the operation of a bank in Michigan or any other state in which we or one of our subsidiaries operated a bank during the term of his employment agreement, or from diverting from us any trade or business with any customer or supplier with whom Mr. Provost had contact during his employment, subject to certain conditions and exceptions.

Gary Torgow—Chairman of the Company

        On April 30, 2010, but effective as of January 1, 2010, we entered into an employment agreement with Mr. Torgow to serve as our Chairman and an executive officer of the Company. Mr. Torgow's employment agreement was for an initial five-year term, and will be automatically renewed for successive one-year terms, unless either party provides 160 days' written notice of termination prior to the expiration of the then-current term. Under the employment agreement, Mr. Torgow will receive an annual base salary of $500,000. Mr. Torgow's base salary may be increased at the sole discretion of the board of directors upon a recommendation by its Compensation Committee. Mr. Torgow's base salary was increased to $600,000 in March 2014 and remains unchanged.

        In addition to his base salary, Mr. Torgow is eligible to receive an annual incentive bonus, as determined by our board of directors and based on our performance, Mr. Torgow's performance, and such other criteria as the board of directors and our Compensation Committee may, from time to time, determine. Mr. Torgow will also be eligible to receive such other bonus compensation as may be determined by the board of directors and our Compensation Committee from time to time. Mr. Torgow is also eligible to receive option or restricted stock grants as recommended by our Compensation Committee and approved by the board of directors.

        Mr. Torgow's employment agreement provides for medical, disability, dental and life insurance for himself and his dependents as is provided to other executive employees and, he may, at his election, participate in all retirement plans, 401(k) and other benefit plans of the Company generally available to our executives. His employment agreement also entitles him to participate in any equity incentive plan, option plan or other employee benefit plan that is generally available to other senior executives.

        We may terminate Mr. Torgow's employment with or without cause, and Mr. Torgow may terminate his employment with or without good reason. Mr. Torgow is also eligible for certain severance benefits upon a change in control. Further detail on our severance obligations to Mr. Torgow, including the definitions of "cause", "good reason" and "change in control," are set forth below under the heading "Potential Payments Upon Termination or Change in Control." The non-competition and non-solicitation provisions contained in Mr. Torgow's employment agreement are substantially similar to those contained in Mr. Provost's employment agreement, described above.

Dennis Klaeser—Chief Financial Officer and Executive Managing Director of the Company and Talmer Bank

        On May 4, 2010, but effective as of May 10, 2010, we entered into an employment agreement with Mr. Klaeser to serve as Chief Financial Officer and Executive Managing Director of the Company and Talmer Bank. Mr. Klaeser's employment agreement was for an initial one-year term, and will be automatically renewed for successive one-year terms, unless either party provides 60 days' written notice of termination prior to the expiration of the then-current term. Under the employment agreement, Mr. Klaeser will receive an annual base salary of $325,000. Mr. Klaeser's base salary may be increased, but not decreased, at the sole discretion of the board of directors upon a recommendation by our Compensation Committee. In March 2015, Mr. Klaeser's annual base salary was increased to $500,000.

        In addition to his base salary, Mr. Klaeser is eligible to receive an annual incentive bonus, with his target bonus opportunity to be determined by our board of directors and based on our performance, Mr. Klaeser's performance, and such other criteria as the board of directors and our Compensation Committee may, from time to time, determine. Mr. Klaeser will also be eligible to receive such other bonus compensation as may be determined by the board of directors and our Compensation Committee from time to time.

        Mr. Klaeser's employment agreement provides for medical, disability, dental and life insurance for himself and his dependents as is provided to other executive employees and, he may, at his election, participate in all retirement plans, 401(k) and other benefit plans of the Company generally available to our executives. His employment agreement also entitles him to participate in any equity incentive plan, option plan or other employee benefit plan that is generally available to other senior executives.

        We may terminate Mr. Klaeser's employment with or without cause, and Mr. Klaeser may terminate his employment with or without good reason. Mr. Klaeser is also eligible for certain severance benefits upon a change in control. Further detail on our severance obligations to Mr. Klaeser, including the definitions of "cause", "good reason" and "change in control," are set forth below under the heading "Potential Payments Upon Termination or Change in Control." Mr. Klaeser's employment agreement also contains provisions related to non-competition and non-solicitation that generally preclude Mr. Klaeser, for a period of 12 months following the termination his employment with us for any reason, from engaging, directly or indirectly, in the operation of a bank in Michigan within 50 miles of a Company or subsidiary location, if located outside of Michigan, or from diverting from us any trade or business with any customer or supplier with whom Mr. Klaeser had contact with during his employment, subject to certain conditions and exceptions.

Non-Equity Incentive Plan Compensation

Annual Incentive Plan with respect to Mr. Provost and Mr. Torgow

        In 2014, our board of directors and shareholders approved the Talmer Bancorp, Inc. Annual Incentive Plan (the "Incentive Plan"), which was designed to enhance shareholder value by aligning the interests of our management team with those of our shareholders, and retain management. Under the Incentive Plan, certain annual bonus awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee currently administers the Incentive Plan. Mr. Provost and Mr. Torgow were the only participants in the Incentive Plan for 2014.

        Under the Incentive Plan, generally no later than 90 days following the commencement of the applicable performance period, the Compensation Committee will select one or more of the following performance goals (collectively, the "Performance Goals") applicable to each award under the Incentive Plan:

  •
  return on assets, return on tangible assets, cash return on assets, cash return on tangible assets;

  •
  return on equity, return on tangible equity, cash return on equity, cash return on tangible equity;

  •
  levels of or changes in levels of net interest income, net interest margin, efficiency ratio, cash efficiency ratio, provision, provision rate, net charge-off, net charge-off ratio, fee income, total revenue, earnings per share, pre-tax income, net income;

  •
  levels or trends in specified financial statement line items or components thereof (may include, but is not limited to, cost of deposits, growth of deposits, cost of funds, loan growth, loan yields, or interest earning asset yields);

  •
  levels of or trends in non-performing assets;

  •
  earnings per share (basic or diluted), or core earnings per share and/or growth thereof;

  •
  book value per share, tangible book value per share and/or growth thereof;

  •
  absolute or relative metrics of stock performance, dividends, and/or total capital returned to shareholders;

  •
  achieving or maintaining specified levels of performance under GAAP and/or regulatory capital;

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, regulatory matters, information technology, and goals relating to acquisitions, divestitures, joint ventures and/or similar transactions, and/or budget comparisons;

  •
  personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, and the completion of other corporate transactions; and

  •
  any combination of, or a specified increase in, any of the foregoing, and any of the foregoing goals may be measured at enterprise level or at business line or geographic level.

        Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria. The Performance Goals may also include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made.

        All of the non-equity incentive plan awards shown in the above table with respect to Mr. Provost and Mr. Torgow were made under the Incentive Plan. For 2014, the maximum amount of an award under the Incentive Plan to each of Mr. Provost and Mr. Torgow was 130% of each officer's base salary, or $780,000. As shown in the following table, for the calendar year 2014, the Compensation Committee selected three Performance Goals to determine actual incentive awards under the Incentive Plan and set minimum, target and maximum performance levels for each Performance Goal. The Compensation Committee also assigned an equal weight to each Performance Goal, with all weights summing to 100%. As a result, if the Company achieved all Performance Goals at the minimum, target and maximum performance level each of Mr. Provost and Mr. Torgow would be eligible to receive a cash incentive of 70% of base salary, 100% of base salary and 130% of base salary, respectively.

Performance Goals for 2014

Performance Goal	Assigned Weight	Minimum Performance Level	Target Performance Level	Maximum Performance Level	Actual Company Result(1)	Actual Incentive Achieved
Earnings	33.33%	$54.0 million	$77.7 million	$101.0 million	$90.9 million	$200,000
Return on Assets	33.33%	0.92%	1.32%	1.72%	1.61%	$200,000
Earnings per Share	33.33%	$0.77	$1.10	$1.43	$1.21	$200,000

Total Incentive Achieved						$600,000

(1)
The amounts in this column are derived from our audited financial statements for the year ended December 31, 2014.

        In addition, under the Incentive Plan, the Compensation Committee may, in its sole discretion, reduce an amount of an award otherwise determined pursuant to the Incentive Plan. For 2014, the

Compensation Committee determined not to reduce the actual incentive achieved and awarded each of Mr. Provost and Mr. Torgow an annual cash incentive of $600,000.

Incentive Compensation with respect to Mr. Klaeser

        Although Mr. Klaeser was not a participant in the Incentive Plan for 2014, the Compensation Committee evaluated his performance in 2014 against each Performance Goal selected by the committee under the Incentive Plan. As noted above, the Company met the target performance level for each selected Performance Goal in 2014. In addition, the Compensation Committee noted that Mr. Klaeser, in his capacity as Chief Financial Officer, had strengthened the Company's budgeting and planning processes, as well as its financial reporting function following the Company's initial public offering. The Compensation Committee also noted that Mr. Klaeser played a key role in the Company's corporate development in 2014. As a result, the Compensation Committee determined that Mr. Klaeser should be awarded an annual cash incentive payment equal to 100% of his base salary, or $425,000.

Talmer Bancorp, Inc. Executive Deferred Compensation Plan

        On June 26, 2014, the Compensation Committee of the Board of Directors, under authority from the Board of Directors, adopted the Talmer Bancorp, Inc. Executive Deferred Compensation Plan (the "Deferred Compensation Plan"), which provides deferred compensation benefits to certain eligible associates, including (i) members of the Board of Directors and (ii) a select group of key management. The Deferred Compensation Plan is an "unfunded" plan of deferred compensation payable out of our general assets and is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        The Deferred Compensation Plan allows participants to irrevocably elect to defer a percentage of their compensation otherwise payable to them until the date specified under the distribution option elected by the participant in their enrollment agreement (consisting of the flexible distribution option or the retirement distribution option). The initial maximum compensation deferral under the Plan is 85% of base salary and commissions and 100% of bonuses. Director participants may defer up to 100% of the cash portion of their retainer. These maximum deferral amounts may be changed by the Compensation Committee in its discretion. The Compensation Committee may also, in its discretion, make supplemental contributions to a participant's retirement distribution account in the form of (i) a restorative match, to the extent a participant's compensation for purposes of the 401(k) Plan is reduced by reason of compensation deferrals made under the Plan, or (ii) discretionary contributions, in an amount designated by the Committee, or, with respect to our Chief Executive Officer, the Talmer Bancorp, Inc. Board of Directors. These supplemental contributions will vest upon the participant completing two continuous years of service as determined by the Compensation Committee. A participant who has a separation from service (as defined in the Deferred Compensation Plan) prior to full vesting will irrevocably forfeit any supplemental contributions that have not vested, unless the Compensation Committee determines otherwise. In the event the participant is terminated for Cause (as defined in the Deferred Compensation Plan), the participant will forfeit all supplemental contributions (whether or not vested) and shall be required to repay Talmer Bancorp, Inc. any supplemental contributions previously distributed to the participant.

        The Compensation Committee will establish and maintain separate distribution accounts with respect to each participant in the Deferred Compensation Plan, including a retirement distribution account and/or up to five flexible distribution accounts. The participant's distribution accounts will be credited with returns in accordance with the investment options elected by the participant. Investment options under the Deferred Compensation Plan will correspond to certain investment portfolios designated by the Compensation Committee.

        A participant will be entitled to receive a distribution of benefits under the retirement distribution option of the Deferred Compensation Plan upon the participant's separation from service on account of retirement in either a lump sum or in annual installments over a period not to exceed 15 years, as elected by the participant in the enrollment agreement. If the participant has a separation from service prior to retirement, other than on account of his or her death, the participant's retirement distribution account will be distributed in a lump sum on the first plan distribution date (as defined in the Deferred Compensation Plan) that occurs at least 13 months after his or her separation from service. Benefits under the flexible enrollment option will be paid to participants as elected in his or her enrollment agreement in either a lump sum or in annual installments, provided that the elected number of years of deferral prior to the commencement of payments and the number of annual installments cannot exceed 15. In accordance with the terms of Deferred Compensation Plan, distributions will also be made to a participant's beneficiaries upon the participant's death or to the participant if he or she suffers an unforeseen financial emergency, as determined by the Committee.

        During 2014, there were no amounts credited for participating named executive officers or directors under the Deferred Compensation Plan at interest rates that exceeded 120% of the applicable federal long-term rate.

Outstanding Equity Awards at 2014 Fiscal Year-End

        The following table provides a summary of equity awards outstanding as of December 31, 2014 for the named executive officers.

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
David Provost	307,924	(1)	—	(1)	—	3.50	11/09/2019	23,000	(4)	322,920	—	—
	850,000	(2)	—	(2)	—	6.00	6/22/2020				—	—
	750,000	(3)	—	(3)	—	8.25	1/02/2023				—	—
Gary Torgow	45,000	(1)	—	(1)	—	3.50	11/09/2019	23,000	(4)	322,920	—	—
	850,000	(2)	—	(2)	—	6.00	6/22/2020				—	—
	750,000	(3)	—	(3)	—	8.25	1/02/2023				—	—
Dennis Klaeser	300,000	(2)	—	(2)	—	6.00	6/22/2020	20,000	(4)	280,800	—	—
	150,000	(3)	—	(3)	—	8.25	1/02/2023				—	—

(1)
One-third of the options vested upon the first, second and third anniversaries of the grant date of November 9, 2009.

(2)
One-third of the options vested upon the first, second and third anniversaries of the grant date of June 22, 2010.

(3)
Options were fully vested on the grant date of January 2, 2013.

(4)
Represents unvested restricted stock which vests on June 10, 2019. However, if prior to the vesting of the shares of restricted stock there is a change of control event as defined in the Talmer Bancorp, Inc. Equity Incentive Plan, as amended, all of the shares of restricted stock will become vested upon the earlier of (i) the vesting of the shares of restricted stock under the terms of the agreement, (ii) the one-year anniversary of such change of control event; or (iii) the date the officer's employment is terminated by us (or our subsidiary, Talmer Bank (or any of our respective successors)) without cause or by the officer for good reason during the one-year period following such change of control event.

Equity Compensation Plan Information

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,958,108	$6.96	1,227,772
Equity compensation plans not approved by security holders	—	—	—

Total	7,958,108	$6.96	1,227,772

(1)
Consists solely of awards granted under the Talmer Bancorp, Inc. Equity Incentive Plan, as amended.

Potential Payments Upon Termination or Change in Control

        Each of the employment agreements for Messrs. Provost, Torgow and Klaeser includes certain severance payments upon termination of employment or a change in control of the Company, subject to the executive's execution of a general release and waiver of claims against us or our affiliates. The following discussion addresses such potential payments. The following description of the severance payments apply generally with respect to Messrs. Provost, Torgow and Klaeser, except as specifically noted.

Termination Without Cause by the Company or for Good Reason by the Executive

        Each named executive officer's employment agreement provides that executive's employment may be terminated:

  •
  by either executive or us at any time or for any reason or for no reason upon not less than 60 days prior written notice;

  •
  by us for cause (as defined below) without prior notice;

  •
  by the executive for good reason (as defined below) with prior written notice; and

  •
  upon executive's death or if executive is totally disabled (as defined below).

        For purposes of the employment agreements, "cause" is generally defined to mean the occurrence of any one or more of the following events:

  •
  a material breach of any provision of the employment agreement by executive (after opportunity to cure for 20 days upon receipt of written notice of breach),

  •
  executive's failure or refusal, in any material manner, to perform all lawful services required of him pursuant to his agreement (after opportunity to cure for 20 days upon receipt of written notice of breach),

  •
  executive's commission of fraud, embezzlement or theft, or a crime constituting moral turpitude that renders his continued employment harmful to us,

  •
  executive's misappropriation of Company assets or property, including, without limitation, obtaining material reimbursement through fraudulent vouchers or expense reports, or

  •
  executive's conviction or the entry of a plea of guilty or no contest by him with respect to any felony or other crime that adversely affects our reputation or business.

        For purposes of the employment agreements, "good reason" is generally defined to mean the occurrence of any of any one or more of the following events:

  •
  a substantial adverse change, not consented to by the executive, in the nature and scope of executive's responsibilities, duties or authority,

  •
  a substantial involuntary reduction in executive's base salary (except for an across-the-board salary reduction similarly affecting all or substantially all employees), or

  •
  the relocation of executive's principal place of employment, without the executive's consent, further than 60 miles from his current principal place of employment.

        With respect to termination by executive for "good reason," executive must give us written notice of the conditions for such termination within 90 days of the executive's knowledge of such conditions and the Company will have 30 days following receipt of such written notice to remedy such conditions.

        Under the employment agreements, if Messrs. Provost's or Torgow's employment is terminated without cause by us or for good reason, each is entitled to receive (i) any unpaid and accrued base salary, (ii) a lump sum severance payment equal to two times the sum of his then current base salary, and (iii) all of his outstanding stock options would accelerate and become fully vested and exercisable for a period of 90 days following the termination date.

        Under his employment agreement, if Mr. Klaeser's employment is terminated without cause or for good reason, he is entitled to receive (i) any unpaid and accrued base salary, (ii) a severance payment equal to one times his then current annual base salary plus an amount equal to the average of his bonus paid in the prior two calendar years, if any, to be paid in equal installments over a one year period, and (iii) all of his outstanding stock options would accelerate and become fully vested and exercisable for a period of one year following the termination date.

Termination of Employment Due to Death or if Executive is Totally Disabled

        The employment agreements provide for automatic termination of the agreement upon death or if the executive becomes totally disabled. Under the employment agreements, upon a termination of employment due to death or disability, the officer will receive any earned but unpaid base salary and the executive's vested stock options shall continue to be exercisable for a period of 90 days following the date executive's employment is terminated. In addition, upon Mr. Klaeser's death or total disability, we will pay to him or his designated beneficiary a pro rated bonus for the year of termination based on the actual results of the Company, determined in accordance with the performance criteria established by the board. Total Disability is defined as any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, where executive is unable to engage in substantial gainful activity or he is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

Change in Control

        For purposes of the employment agreements, a "change in control" means (i) a sale of all or substantially all of our assets (whether by merger, consolidation or otherwise), or (ii) any other transaction in which all of our shareholders sell or dispose of their shares in the Company, other than a transaction described in clause (i) or (ii) in which our shareholders immediately prior to such transaction possess, directly or indirectly, 50% or more of our total voting power or the voting power of the other surviving, acquiring or controlling entity immediately following such transaction. A termination of the executive's employment shall be conclusively deemed to be in connection with a change in control event if it occurs within six months before or after the closing date of a change in control.

        Upon a change in control, each of Mr. Provost and Mr. Torgow would be entitled to a change in control payment equal to two times the sum of his then current base salary, and all of his outstanding stock options would accelerate and become fully vested and continue to be exercisable as provided in the agreement or plan under which they were granted.

        Upon a change in control, Mr. Klaeser would be entitled to a change in control payment equal to one times his then current base salary plus an amount equal to his average bonus paid in the prior two calendar years, if any (the "change in control severance payment"), and all of his outstanding stock options would accelerate and become fully vested and continue to be exercisable as provided in the agreement or plan under which they were granted; provided, however, that if our assets are in excess of $2 billion as of the date of the change in control, which they currently are, then the change in control payment shall be equal to two times the change in control severance payment.

Restricted Stock Agreements

        Under each of our named executive officer's restricted stock agreements, if there is a change of control event as defined in the Talmer Bancorp, Inc. Equity Incentive Plan, as amended, all unvested shares of restricted stock held by our named executive officers will become vested upon the earlier of (i) the vesting of the shares of restricted stock under the terms of the agreement, (ii) the one-year anniversary of such change of control event; or (iii) the date the officer's employment is terminated by us (or our subsidiary, Talmer Bank (or any of our respective successors)) without cause or by the officer for good reason during the one-year period following such change of control event. For the market value of the unvested shares of restricted stock held by each of our named executive officers as of December 31, 2014, see the table entitled "Outstanding Equity Awards at 2014 Fiscal Year-End" above.

Compensation of Directors for Fiscal Year 2014

        We do not pay our "inside" employee-directors any additional compensation for their services as directors. Under the cash component of our director compensation package, our non-employee directors receive:

  •
  an annual cash retainer of $35,000 as compensation for his or her services as a member of the board of directors (which is prorated and payable on a quarterly basis);

  •
  a cash retainer of $7,500 to the chair of all committees other than the Compensation Committee and Audit Committee;

  •
  a cash retainer of $10,000 to the chair of the Compensation Committee; and

  •
  a cash retainer of $15,000 to the chair of the Audit Committee.

        We also paid additional compensation for service on the board of directors of First Place Bank and Talmer West Bank, including an additional cash retainer of $10,000 to Mr. Naftaly, the chair of the Audit Committee of Talmer West Bank. First Place Bank was merged with and into Talmer Bank on February 10, 2014.

        On June 10, 2014, each director also received a grant of 1,900 shares of restricted stock. The restrictions related to these shares lapse on the one-year anniversary of the date of grant, provided the director is still serving on our board of directors on the vesting date. The director designee for the WL Ross Funds, who was Wilbur Ross, Jr. as of June 10, 2014, did not receive a grant of restricted stock.

        The following table provides the compensation paid to our non-employee directors for the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Max Berlin	35,000	27,436	—	—	—	38	62,474
Donald Coleman(5)	35,000	27,436	—	—	—	38	62,474
Jennifer Granholm(6)	42,500	27,436	166,950	—	—	38	236,924
Paul Hodges, III	35,000	27,436	—	—	—	38	62,474
Denny Kim(7)	—	—	—	—	—	—	—
Ronald Klein(6)(8)	86,250	27,436	—	—	—	38	113,724
David Leitch	35,000	27,436	—	—	—	38	62,474
Barbara Mahone(6)	42,500	27,436	—	—	—	38	69,974
Robert Naftaly(9)	111,250	27,436	—	—	—	38	138,724
Albert Papa(6)	42,500	27,436	—	—	—	38	69,974
Wilbur Ross, Jr.(10)	35,000	—	—	—	—	—	35,000
Thomas Schellenberg(6)(8)	88,750	27,436	—	—	—	38	116,224
Arthur Weiss	35,000	27,436	—	—	—	38	62,474

(1)
On June 10, 2014, each of our directors, other than the director designee for the WL Ross Funds, who was Wilbur Ross, Jr. as of June 10, 2014, were granted 1,900 shares of restricted stock. All of the grants of restricted stock listed in the above table vest on June 10, 2015, provided the director is still serving on our board of directors on the vesting date. The amounts included in this column reflect the aggregate grant date fair value of the restricted stock awards determined in accordance with FASB ASC Topic 718. Assumptions made in the valuation of awards can be found in Note 17 of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
The amounts included in this column reflect the aggregate grant date fair value of the stock option awards determined in accordance with FASB ASC Topic 718. The grant date fair value of the stock options was estimated using the Black Scholes option pricing model. Assumptions made in the valuation of awards can be found in Note 17 of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014. In 2013, we granted all of our directors stock options (other than the director designee for the WL Ross Funds, who was Wilbur Ross, Jr. at the time). Because Ms. Granholm did not join the board of directors until August 2013, she did not receive a grant of stock options until our annual meeting in June 2014.

(3)
During 2014, there were no amounts credited for participating directors under the Deferred Compensation Plan at interest rates that exceeded 120% of the applicable federal long-term rate.

(4)
All of the amounts shown in this column are for cash dividends related to unvested restricted stock.

(5)
Mr. Coleman resigned from our board of directors effective March 25, 2015.

(6)
Ms. Granholm received an additional $7,500 cash retainer as Chair of our Trust Committee; Mr. Klein received an additional $7,500 cash retainer as Chair of our Asset-Liability Committee; Ms. Mahone received an additional $7,500 cash retainer as Chair of our CRA and Fair Lending Committee; Mr. Papa received an additional $7,500 cash retainer as Chair of our Nominating and Corporate Governance Committee; and Mr. Schellenberg received an additional $10,000 cash retainer as Chair of our Compensation Committee.

(7)
Mr. Kim was appointed as a director effective December 16, 2014.

(8)
Includes fees earned for service on the board of directors of First Place Bank and Talmer West Bank.

(9)
Includes fees earned for service on the board of directors of First Place Bank and Talmer West Bank, as well as an additional cash retainer of $32,500, in the aggregate, for his service on our Audit Committee and Risk Committee and the Audit Committee of Talmer West Bank.

(10)
Mr. Ross resigned from our board of directors effective November 21, 2014.

        The table below shows the aggregate number of stock options and shares of restricted stock held by non-employee directors as of December 31, 2014.

Name	Stock Options (in Shares)		Restricted Stock (in Shares)(6)
Max Berlin	50,000	(1)	1,900
Donald Coleman	—		1,900	(7)
Jennifer Granholm	35,000	(2)	1,900
Paul Hodges, III	50,000	(1)	1,900
Denny Kim	—		—
Ronald Klein	50,000	(1)	1,900
David Leitch	50,000	(3)	1,900
Barbara Mahone	25,000	(4)	1,900
Robert Naftaly	50,000	(1)	1,900
Albert Papa	50,000	(1)	1,900
Wilbur Ross, Jr.	—		—
Thomas Schellenberg	50,000	(1)	1,900
Arthur Weiss	95,000	(5)	1,900

(1)
Stock options granted include options to acquire up to 25,000 shares granted on June 22, 2010 with an exercise price of $6.00 per share and options to acquire up to 25,000 shares granted on January 2, 2013 with an exercise price of $8.25 per share. For each of the stock options granted on June 22, 2010, one-third of the options vested upon the first, second and third anniversaries of the grant date. The stock options granted on January 2, 2013 were fully vested on the grant date.

(2)
Stock options granted include options to acquire up to 35,000 shares granted on June 10, 2014 with an exercise price of $14.44 per share and were fully vested on the grant date.

(3)
Stock options granted include options to acquire up to 25,000 shares granted on March 25, 2011 with an exercise price of $6.50 per share and options to acquire up to 25,000 shares granted on January 2, 2013 with an exercise price of $8.25 per share. For each of the stock options granted on March 25, 2011, one-third of the shares vested upon the first, second and third anniversaries of the grant date. The stock options granted on January 2, 2013 were fully vested on the grant date.

(4)
Stock options granted include options to acquire up to 25,000 shares granted on June 18, 2013 with an exercise price of $10.00 per share and were fully vested on the grant date.

(5)
Stock options granted include options to acquire up to 45,000 shares granted on November 9, 2009 with an exercise price of $3.50 per share, options to acquire up to 25,000 shares granted on June 22, 2010 with an exercise price of $6.00 per share, and options to acquire up to 25,000 shares granted on January 2, 2013 with an exercise price of $8.25 per share. For each of the stock options granted on November 9, 2009 and June 22, 2010, one-third of the options vested upon the first, second and third anniversaries of the grant date. The stock options granted on January 2, 2013 were fully vested on the grant date.

(6)
All shares noted in this column vest on June 10, 2015, provided the director is still serving on our board of directors on the vesting date.

(7)
Following Mr. Coleman's resignation from our board of directors on March 25, 2015, his 1,900 shares of unvested restricted stock were forfeited.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own beneficially more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in their ownership of our common stock. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of the forms they file. Based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2014, our directors and executive officers complied with all applicable Section 16(a) filing requirements, with the exception of Donald Coleman, who did not timely file one Form 4 upon the exercise of stock options and the acquisition of the underlying shares of Class A common stock and the withholding of shares to pay the exercise price of the option on November 26, 2014. Mr. Coleman filed a late Form 4 to report the transactions on December 3, 2014. In addition, Gary Torgow timely filed a Form 4 on February 14, 2014 to report shares he purchased in our initial public offering. Mr. Torgow's Form 4 inadvertently omitted 750 shares purchase by his son in our initial public offering and Mr. Torgow amended the Form 4 to include these 750 shares on April 23, 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Statement of Policy Regarding Transactions with Related Persons

        Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by us with our affiliates) and the Federal Reserve's Regulation O (which governs certain loans by us to our executive officers, directors and principal shareholders). We have also adopted policies to comply with these regulatory requirements and restrictions, including policies governing the approval of related party transactions. Under our Code of Business Conduct and Ethics, all transactions between us and our directors, officers and affiliates are subject to the approval of a majority of the independent and disinterested outside directors and are conducted on terms no less favorable than could be obtained from unaffiliated third parties on an arm's-length basis. In addition, we conduct an appropriate review of all related person transactions for potential conflicts of interest on an ongoing basis, and all such transactions must be approved by the Audit Committee (or another independent body of the Board). Our Audit Committee is also required under its charter to review and approve all related person transactions. For purposes of this review, related person transactions are those transactions required to be disclosed under applicable SEC regulations.

Repurchase of Warrants from the WL Ross Funds

        In consideration of a portion of the purchase price in our April 30, 2010 private placement, we issued warrants to purchase an aggregate of 1,623,162 shares of our Class A common stock to WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. (the "WL Ross Funds"). The warrants were exercisable for ten years from the date of issuance and have an exercise price of $6.00 per share. In addition, in consideration of a portion of the purchase price of the initial drawdown in our February 21, 2012 private placement, we issued warrants to purchase an aggregate of 109,122 shares of our Class A common stock to the WL Ross Funds and, in consideration of a portion of the purchase price in our subsequent drawdown of event driven capital that closed on December 27, 2012, we issued additional warrants to purchase an aggregate of 797,132 shares of our common stock to the WL Ross Funds. The warrants issued in our 2012 private placements were exercisable for ten years from the date of issuance and have an exercise price of $8.00 per share. References herein to the "Warrants" collectively refers to the warrants we issued pursuant to warrant agreements to the WL Ross Funds in our 2010 and 2012 private placements.

        On February 17, 2015, we repurchased the Warrants from the WL Ross Funds pursuant to a repurchase agreement (the "Warrant Repurchase Agreement"). The purchase price was $8.30 per warrant share for the warrants we issued in 2010, $6.97 per warrant share for the warrants we issued in February 2012 and $7.10 per warrant share for the warrants we issued in December 2012, resulting in an aggregate purchase price of $19,892,442.14. The repurchase of the Warrants was funded using cash from a $20.0 million draw on our existing line of credit. Following the repurchase of the Warrants, the WL Ross Funds owned approximately 13.6% of our Class A common stock as of April 15, 2015. See, "Security Ownership of Certain Beneficial Owners and Management" above.

        Denny Kim, one of our directors and a director of our subsidiary bank, Talmer Bank, serves as the director representative for the WL Ross Funds and is a Vice President at WL Ross & Co. LLC. Before his resignation from our board of directors effective November 21, 2014, Wilbur Ross, Jr. served as the director representative of the WL Ross Funds. Mr. Ross serves as the Chairman and Chief Executive Officer of WL Ross & Co. LLC

Jaffe Raitt Heuer & Weiss, Professional Corporation

        The law firm of Jaffe Raitt Heuer & Weiss, Professional Corporation acts as our counsel and represents us in various matters. Arthur A. Weiss, one of our directors, is the Chairman of the Board of Directors and a shareholder of such firm. During 2014, we paid the law firm approximately $152,063.

Other Relationships

        Certain of our executive officers and directors have, from time to time, engaged in banking transactions with Talmer Bank and are expected to continue such relationships in the future. All loans or other extensions of credit made by Talmer Bank to such individuals were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and did not involve more than the normal risk of collectability or present other unfavorable features.

 PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Independent Registered Public Accounting Firm

        Our Audit Committee has appointed Crowe Horwath LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company and our subsidiary banks for the year ending December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015, and to prepare a report on these audits. A representative of Crowe Horwath LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so.

        We are asking our shareholders to ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2015. Although the ratification is not required by our bylaws or other governing documents, the board is submitting the selection of Crowe Horwath LLP to our shareholders for ratification as a matter of good corporate practice. Even if the shareholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of the Company and our shareholders.

        The board of directors recommends a vote FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2015.

Audit and Related Fees

        Our independent auditors for the year ended December 31, 2014 were Crowe Horwath LLP.

        The following table shows the fees that we paid for services performed in the years ended December 31, 2014 and 2013 to Crowe Horwath LLP:

	2014	2013
Audit Fees	$755,275	$773,000
Audit-Related Fees	254,850	260,165
Tax Fees	1,061,310	712,640
All Other Fees	0	0

Total	$2,071,435	$1,745,805

        Audit Fees.    This category includes the aggregate fees billed for professional services rendered by the independent auditors during our 2014 and 2013 fiscal years for the audit of our consolidated annual financial statements and the review of our quarterly financial statements.

        Audit-Related Fees.    This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2014 and 2013. These services principally include the costs associated with work performed in relation to our public offering.

        Tax Fees.    This category includes the aggregate fees billed for services related to corporate tax compliance, as well as counsel and advisory services.

        All Other Fees.    Crowe Horwath LLP did not bill us for any services for the fiscal years ended December 31, 2014 and 2013 other than for the services described above.

Pre-Approval Policy

        Our Audit Committee's pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

        General.    The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor's independence. The independent auditors provide the Audit Committee with an annual engagement letter outlining the scope of the audit and permissible non-audit services proposed for the fiscal year, along with a fee proposal. The scope and fee proposal is reviewed with the internal auditor, the Audit Committee chair, and, when appropriate, our management for their input (but not their approval). Once approved by the Audit Committee, the services outlined in the engagement letter will have specific approval. All other audit and permissible non-audit services that have not been approved in connection with the independent auditor's engagement letter for the applicable year must be specifically pre-approved by the Audit Committee under the same process as noted above, where practicable. The independent auditors shall not perform any prohibited non-audit services described in Section 10A(g) of the Securities Exchange Act of 1934. The Audit Committee must specifically pre-approve any proposed services that exceed pre-approved cost levels.

        Tax Services.    The Audit Committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor's independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

        Delegation.    The Audit Committee may delegate pre-approval authority to one or more of its members. The Audit Committee delegates specific pre-approval authority to its chair, provided that the estimated fee for any such proposed pre-approved services does not exceed $15,000. The chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

 OUR 2014 ANNUAL REPORT ON FORM 10-K

        Included with these proxy materials is a copy of our 2014 Annual Report on Form 10-K without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. We will also mail to you without charge, upon request, a copy of any document specifically referenced or incorporated by reference in this proxy statement. Please direct your request to Talmer Bancorp, Inc., 2301 West Big Beaver Road, Suite 525, Troy, Michigan 48084, Attention: Corporate Secretary or by calling 248-498-2852.

aNNUal mEETiNG Of shaREhOldERs Of TalmER BaNcORp, iNc. June 8, 2015 NOTicE Of iNTERNET availa statement and proxy card NOTicE Of iNTERNET availaBiliTY Of pROXY maTERials: The Notice of Meeting, Proxy Statement, Proxy Card, and the 2014 Annual Report are available at http://www.astproxyportal.com/ast/16471 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect fourteen (14) directors to our Board of Directors to serve until the 2016 Annual Meeting. O Max Berlin O Gary Collins O Jennifer Granholm O Paul Hodges, III O Denny Kim O Ronald Klein O David Leitch O Barbara Mahone O Robert Naftaly O Albert Papa O David Provost O Thomas Schellenberg O Gary Torgow 2. To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2015. These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is April 15, 2015. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Note: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. This proxy will be voted as directed or, if no direction is indicated, will be voted "fOR" proposals 1 and 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOmiNEEs: ThE BOaRd Of diREcTORs REcOmmENds a vOTE "fOR" Each Of ThE lisTEd pROpOsals. plEasE siGN, daTE aNd RETURN pROmpTlY iN ThE ENclOsEd ENvElOpE. plEasE maRK YOUR vOTE iN BlUE OR BlacK iNK as shOWN hERE x Please detach along perforated line and mail in the envelope provided. 21430000000000000000 6 060815 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper wast e. Enroll today via www.amstock.com to enjoy online access. O Arthur Weiss

14475 TALMER BANCORP, INC. 2301 West Big Beaver Road Troy, michigan 48084 This pROXY is sOliciTEd ON BEhalf Of ThE BOaRd Of diREcTORs The shareholder(s) who sign this proxy card on the reverse side appoint David Provost and Gary Torgow and each of them, proxies, with full power of substitution, for and in their name(s), to vote all shares of Class A common stock of Talmer Bancorp, Inc. that such person(s) hold of record at the Annual Meeting of Shareholders to be held on June 8, 2015, at 5:00 p.m., E.D.T., at Somerset Inn, located at 2601 West Big Beaver Road, Troy, Michigan 48084 and at any adjournment of the meeting. The signing shareholder(s) acknowledge receipt of the Notice of Annual Meeting and Proxy Statement and direct the proxies to vote as follows on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment of it, as provided in the Proxy Statement. (continued and to be signed on the reverse side.) 1.1

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect fourteen (14) directors to our Board of Directors to serve until the 2016 Annual Meeting. O Max Berlin O Gary Collins O Jennifer Granholm O Paul Hodges, III O Denny Kim O Ronald Klein O David Leitch O Barbara Mahone O Robert Naftaly O Albert Papa O David Provost O Thomas Schellenberg O Gary Torgow 2. To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2015. These items of business are more fully described in the proxy statement. The record date for the Annual Meeting is April 15, 2015. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Note: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. This proxy will be voted as directed or, if no direction is indicated, will be voted "fOR" proposals 1 and 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOhN smiTh 1234 maiN sTREET apT. 203 NEW YORK, NY 10038 NOmiNEEs: aNNUal mEETiNG Of shaREhOldERs Of TalmER BaNcORp, iNc. June 8, 2015 iNTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. mail - Sign, date and mail your proxy card in the envelope provided as soon as possible. iN pERsON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. pROXY vOTiNG iNsTRUcTiONs Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ThE BOaRd Of diREcTORs REcOmmENds a vOTE "fOR" Each Of ThE lisTEd pROpOsals. plEasE siGN, daTE aNd RETURN pROmpTlY iN ThE ENclOsEd ENvElOpE. plEasE maRK YOUR vOTE iN BlUE OR BlacK iNK as shOWN hERE x 21430000000000000000 6 060815 cOmpaNY NUmBER accOUNT NUmBER NOTicE Of iNTERNET availaBiliTY Of pROXY maTERials: The Notice of Meeting, Proxy Statement, Proxy Card, and the 2014 Annual Report are available at http://www.astproxyportal.com/ast/16471 O Arthur Weiss

14475 TALMER BANCORP, INC. 2301 West Big Beaver Road Troy, michigan 48084 This pROXY is sOliciTEd ON BEhalf Of ThE BOaRd Of diREcTORs The shareholder(s) who sign this proxy card on the reverse side appoint David Provost and Gary Torgow and each of them, proxies, with full power of substitution, for and in their name(s), to vote all shares of Class A common stock of Talmer Bancorp, Inc. that such person(s) hold of record at the Annual Meeting of Shareholders to be held on June 8, 2015, at 5:00 p.m., E.D.T., at Somerset Inn, located at 2601 West Big Beaver Road, Troy, Michigan 48084 and at any adjournment of the meeting. The signing shareholder(s) acknowledge receipt of the Notice of Annual Meeting and Proxy Statement and direct the proxies to vote as follows on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment of it, as provided in the Proxy Statement. (continued and to be signed on the reverse side.) 1.1